June 14, 2005

Minrad International, Inc. Announces $7 Million Equity Private Placement

BUFFALO, New York - June 14, 2005:  Minrad International, Inc. (OTC BB: MNRD.OB) announced that on June 10 it completed a sale of $7,035,000 of convertible preferred stock and warrants of the company in a private placement transaction. KeyBanc Capital Markets and Chadbourn Securities, Inc. acted as co-placement agents for this offering.

In the transaction, the company issued 7,035 shares of preferred stock that are convertible into 3,517,500 shares of common stock together with three-year warrants to purchase an additional 1,758,750 shares of common stock at an exercise price of $3.85 per share.  The numbers of shares issuable on conversion or exercise is subject to adjustment under certain circumstances.  The preferred stock has a quarterly dividend of 6% payable in cash or common stock and is subject to mandatory conversion or redemption at the option of the company after four years. Minrad International plans to use the estimated $5,600,000 in net proceeds from the offering to expand its anesthesia and analgesia plant in Bethlehem, Pennsylvania, launch and support new real-time image guidance products, develop a conscious sedation system, repay certain outstanding indebtedness and obligations, and for other working capital and general corporate purposes.

The preferred stock and warrants sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. Minrad International has agreed to file a registration statement covering public resales of the common stock to be issued upon the conversion of the preferred stock and upon the exercise of the warrants.

About Minrad International, Inc.

Minrad International, Inc. is an acute care company with real-time image guidance and anesthesia and analgesia product lines. The real-time image guidance products have broad applications in orthopedics, neurosurgery, interventional radiology and pain management. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. Minrad International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness.

Contact:
Richard Tamulski
Chief Finance Officer
Minrad International, Inc.
847 Main Street
Buffalo, NY 14203
716-855-1068
rtamulski@minrad.com

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "predict," "project," "potential," or the negative of these terms, and similar expressions intended to identify forward-looking statement. Investors should not place undue reliance on the forward-looking statements contained in this news release. Each forward-looking statement speaks only as of the date on which it is made, and except as required by law, Minrad International undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those identified in the forward-looking statements in this news release include changes in general economic and political conditions and currency exchange rates; market factors, including competitive pressures and changes in pricing policies; changes in interpretations of existing legislation or the adoption of new legislation; loss of major customers; the occurrence of litigation or claims; natural and manmade disasters, including acts of terrorism or war; and other factors described in the "Risk Factors" and "Cautionary Factors That May Affect Future Results" sections of Minrad International's Form 10-KSB, filed with the Securities and Exchange Commission on March 31, 2005.